EXHIBIT 10.2

FIRST AMENDMENT TO THE RAYONIER ADVANCED MATERIALS INC. 2017 INCENTIVE STOCK PLAN

This First Amendment (this “Amendment”) to the Rayonier Advanced Materials Inc. 2017 Incentive Stock Plan (the “2017 Plan”) is adopted as of October 21, 2019 by the Board of Directors of Rayonier Advanced Materials Inc. (the “Company”).
1. The definition of Change in Control in Section 2 of the 2017 Plan is hereby amended and restated in its entirety to read as follows:
“Change in Control” has the meaning set forth in the Executive Severance Plan.
2. Section 10(c)(iii) of the 2017 Plan is hereby deleted in its entirety.
3. Except as expressly amended hereby, the terms and conditions of the 2017 Plan shall remain in full force and effect.